EXHIBIT 23.3

Consent Of Independent Registered Public Accounting Firm

Tingo, Inc.

New York, NY

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated 8 September 2021, relating to the financial statements and schedules, of Tingo Mobile Plc, a wholly-owned subsidiary of the Registrant, appearing in the Registrant’s Amendment No. 1 to Current Report on Form 8-K/A filed on 13 September 2021.

/s/ Olayinka Oyebola & Co., Chartered Accountants
Lagos, Nigeria, 12 October 2021

Exhibit 23.3 - Page 1